Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by Registrant	☑

Filed by Party other than Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

FORWARD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Forward Industries, Inc.

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

_________________________

To The Shareholders of Forward Industries, Inc.:

We are pleased to invite you to attend the 2024 Annual Meeting of the Shareholders of Forward Industries, Inc. (the “Annual Meeting”) which will be held at 10:00 a.m. on February 6, 2024, at the offices of CohnReznick, 1301 Avenue of the Americas, Seventh Floor, in New York, New York. At the Annual Meeting, our shareholders will be asked:

1.	To elect three members to our Board of Directors.

2.	To ratify the appointment of our independent registered public accounting firm for fiscal year 2024.

3	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio to be determined in the discretion of our Board of Directors within a range of one-for-two through one-for three (the “Reverse Split”).

4.	To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

5.	For the transaction of such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record as of the close of business on December 22, 2023 are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 1-2 for additional information regarding accessing the Annual Meeting and how to vote your shares. You do not need to attend the meeting to vote your shares.

Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to join the annual meeting. You can vote by Internet, by telephone, or by using the enclosed proxy card.

We appreciate your continued confidence in our Company and look forward to your joining us on February 6, 2024.

By the Order of the Board of Directors

/s/ Terence Wise

Terence Wise

Chief Executive Officer

Dated: January 2, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 6, 2024: This Proxy Statement and Form 10-K are available at: https://www.proxyvote.com

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:00 a.m. Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the Internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

REVIEW THE PROXY STATEMENT AND VOTE IN FOUR WAYS:

VIA THE INTERNET IN ADVANCE Visit www.proxyvote.com.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.

BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	AT THE MEETING Attend the annual meeting virtually. See page 1 for additional details on how to attend.

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Forward Industries, Inc.

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

(631) 547-3041

2024 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Forward Industries, Inc., which we refer to as “Forward” or the “Company,” in connection with the solicitation of proxies by our Board of Directors, which we refer to as the “Board,” for use at the 2024 Annual Meeting of Shareholders to be held at 10:00 a.m. on February 6, 2024 at 1301 Avenue of the Americas, Seventh Floor, in New York. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about January 2, 2024. A copy of our Form 10-K for the year ended September 30, 2023 is being mailed concurrently with this Proxy Statement.

Who is Entitled to Vote?

Our Board has fixed the close of business on December 22, 2023 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the record date, there were 10,061,185 shares of common stock outstanding. Each share of Forward common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the record date, Forward has no outstanding preferred stock.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Forward.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct that organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, by phone or by mail prior to the meeting, even if you plan to attend the Annual Meeting.

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How Do I Vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions.

3.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	Vote in person. Attend and Vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your voting instruction form.

2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions.

3.	Vote by mail. Mark, date, sign and promptly mail the enclosed voting instruction form (a postage-paid envelope is provided for mailing in the United States).

4.	Vote in person. Obtain a valid proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are present in person or represented by proxy. Shares owned by Forward are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Forward is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

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What happens if I do not give specific voting instructions?

Record Holder. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign, date and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on that proposal. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

Important Rule Affecting Beneficial Owners Holding Shares In Street Name

Brokers may no longer use discretionary authority to vote shares on the election of directors. Please submit your voting instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposals 2, 3 and 4 are considered routine, and Proposal 1 is considered non-routine. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposal 1.

How Many Votes are Needed for Each Proposal to Pass and what is the effect of a Broker Non-Vote and Abstention?

Proposals	Vote Required	Broker Discretionary Votes Allowed	Effect of Abstentions (1)

Election of Directors	Plurality, which means that the four nominees receiving the highest number of affirmative votes will be elected.	No. However, broker non-votes have no effect on this proposal.	No effect
Ratification of Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy at the meeting and entitled to vote	Yes.	Same as a vote “Against”
Approval of an amendment to the Restated Certificate of Incorporation to effect a Reverse Stock Split	Majority of outstanding shares of common stock	Yes.	Same as a vote “Against”
Adjournment of the Annual Meeting	Majority of the shares present in person or represented by proxy at the meeting and entitled to vote	Yes.	Same as a vote “Against”

_________________

(1)	“Withhold” for Proposal 1. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

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What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is My Proxy Revocable?

Record Holder. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of Forward, by delivering a proxy card dated after the date of the proxy or by voting during the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you must follow the instructions provided by your broker, bank, or other holder of record for changing or revoking your proxy. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the annual meeting, which will replace any previous votes.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Forward. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held by such persons of record, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Mr. Terence Wise and Ms. Kathleen Weisberg, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Forward stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788 or (631) 547-3041.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

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Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Forward shareholders with any of the proposals brought before the Annual Meeting.

Can a Shareholder Present a Proposal To Be Considered At the Next Annual Meeting?

If you wish to submit a proposal to be considered at the 2025 Annual Meeting (“2025 Meeting”), the following is required:

•	For a shareholder proposal to be considered for inclusion in Forward’s Proxy Statement and proxy card for the 2025 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” our Corporate Secretary must receive the written proposal no later than September 4, 2024, which is 120 calendar days prior to the one year anniversary date Forward’s Proxy Statement was mailed to shareholders in connection with this Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials.

•	Our Bylaws include advance notice provisions that require shareholders desiring to recommend or nominate individuals to the Board or who wish to present a proposal at the 2025 Meeting must do so in accordance with the terms of the advance notice provisions. For a shareholder proposal or a nomination that is not intended to be included in Forward’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal no later than 120 calendar days nor more than 150 calendar days prior to the first anniversary of this year’s Annual Meeting; Provided, however, that in the event that the 2025 Meeting is changed more than 30 days before or after such anniversary date, the proposal must be received no earlier than the close of business on the 120th day prior to the 2025 Meeting and not later than the 90th date prior to the Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-8 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. Your notice must contain the specific information set forth in our Bylaws.

•	Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the 2025 Meeting and meet the ownership requirements contained in Section 208 of our Bylaws.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary.

We reserve the right to amend our Bylaws and any change will apply to the 2025 Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our board of nominees set forth herein, none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

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YOUR VOTE IS IMPORTANT

Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, or by using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the Annual Meeting by 11:59 p.m. New York time on February 5, 2024.

The Board unanimously recommends that shareholders vote “For” the election to the Board of each of the nominees in Proposal 1, and “For” Proposals 2, 3 and 4.

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PROPOSAL 1. ELECTION OF DIRECTORS

Forward’s shareholders elect the Board members annually, and all of our current directors were elected by our shareholders to serve for a term expiring at this Annual Meeting. James Ziglar is not seeking re-election to the Board effective as of this Annual Meeting. We thank Mr. Ziglar for his contributions and many years of service to Forward.

The Board proposes and recommends the election of the following nominees as directors:

Sangita Shah

Sharon Hrynkow

Terence Wise

All of the nominees listed above have agreed to serve if elected. The three persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. Furthermore, we may appoint an additional person to our Board before the Annual Meeting. The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

The Board recommends a vote “For” the election of the nominated slate of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table represents our Board as of the record date (all, except James Ziglar, are Board nominees).

Name	Age	Appointed
Sangita Shah	57	February 2015
Sharon Hrynkow	63	February 2022
Terence Wise	76	February 2012
James Ziglar	78	October 2018

Director Nominee Biographies

Sangita Shah. Ms. Shah currently serves as director and owner of Odyssean Enterprises Limited, a private advisory and investment company, in addition to serving as non-executive chairman of Kinovo PLC, a leading UK provider of specialist property services centered on safety and regulatory compliance and non-executive chairman of RA International PLC, a leading provider of services to remote locations in Africa and the Middle East. Ms. Shah is lead director of Inspired PLC, UK's leading energy and sustainability advisor, and board director and chair of ESG for Ten Entertainment plc., an operator of entertainment centres. Ms. Shah also serves as a board director of Quoted Companies Alliance which represents over 90% of small and midsized market cap FTSE companies. Ms. Shah is also a board advisor to Global Reach Technology, a Fast Track WiFi company. Ms. Shah previously worked in seed/mezzanine financing and strategic investments within the environmental and technology sectors following a number of senior roles held at KPMG and Ernst & Young. Ms. Shah was selected as a director for her board and accounting experience, and she also serves as our Lead Director. .

Sharon Hrynkow. Dr. Sharon Hrynkow is Founder and Managing Partner of Global Health Consulting, LLC, an advisory group assisting clients on federal funding opportunities and strategies to grow life science companies. Prior roles include Chief Scientific Officer and Senior VP for Medical Affairs at Cyclo Therapeutics (Nasdaq: CYTH) where she launched and led its drug development programs (2015 to 2022); a range of senior executive positions in global health and global science at the National Institutes of Health and Department of State (1992 – 2012); and, as inaugural president of the Global Virus Network, a non-profit group working to combat the spread of viral disease (2012 – 2015).  Dr. Hrynkow is an elected member of the Council on Foreign Relations and an elected Fellow of the American Association for the Advancement of Science. She advises a range of non-profit organizations on science and health matters, including the National Academies of Sciences, Engineering and Medicine, and has served as an appointee to the President’s Council of Advisors on Science and Technology. Dr. Hrynkow was selected as a director for her organizational leadership and management expertise as well as her global scientific networking experience.

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Terence Wise. Mr. Wise was appointed as the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors since July 2015. Mr. Wise serves as principal and Chairman of The Justwise Group Limited (“Justwise”) which he founded in 1977. Mr. Wise also serves as a principal and owner of Forward Industries Asia-Pacific Corporation (“Forward China”), a buying and supplier agent in the Asia-Pacific region and has significant shareholdings in two furniture manufacturing plants in China. See the section titled “Related Person Transactions” below. Mr. Wise was selected as a director for his extensive experience in the Asian markets.

Executive Officers of Forward Industries, Inc.

Name	Age	Position	Appointed
Terence Wise	76	Chief Executive Officer	July 2015
Kathleen Weisberg	53	Chief Financial Officer	July 2023

See above for Mr. Terence Wise’s biography.

Kathleen Weisberg. Ms. Weisberg was appointed the Company’s Chief Financial Officer effective July 1, 2023. Prior to her appointment as Chief Financial Officer, Ms. Weisberg served as the Company’s Corporate Controller from June 2020 to June 2023. From June 2017 to June 2020, Ms. Weisberg served as the Controller for Jungle Bob Enterprises, Inc., a reptile and aquarium product company. From December 2003 to March 2010, Ms. Weisberg served as the Senior Manager for SEC Reporting at WW International, Inc., formerly Weight Watchers International, Inc. From October 1998 to November 2003, Ms. Weisberg served as Senior Auditor and Corporate Accounting Manager for Symbol Technologies, Inc., a manufacturer and supplier of mobile data capture and delivery equipment. From January 1992 to October 1998, Ms. Weisberg was an auditor at Ernst & Young LLP.

Executive Officers of Subsidiaries

Name	Age	Current Position	Appointed
Paul Severino	64	President of IPS	2022
Tom KraMer	58	Chief Executive Officer of Kablooe, Inc.	2020
Robert Wild	53	Chief Operating Officer of IPS	2022

Paul Severino. Mr. Severino served as the Chief Operating Officer of Intelligent Product Solutions, Inc. (“IPS”) since co-founding it in 2007 until January 1, 2022 when he was appointed President of IPS.

Tom KraMer. Mr. KraMer has served as the President and Chief Executive Officer of Kablooe, Inc. since the Company’s acquisition of the assets of Kablooe Design, Inc. in August 2020. Prior to that, Mr. KraMer served as the Chief Executive Officer of Kablooe Design, Inc. since its formation in 1991.

Robert Wild. Mr. Wild has served as the Chief Operating Officer of IPS since January 1, 2022. Prior to that Mr. Wild served as the Senior Vice President of IPS.

There are no family relationships between any of the executive officers and directors. Our Bylaws require that each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected. See the section titled “Related Person Transactions”.

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Corporate Governance

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of Forward and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Forward. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees (“Board Committees”). The Board and the Board’s committees (“Committees”) meet throughout the year and act by written consent from time-to-time as appropriate. Committees regularly report on their activities and actions to the Board.

The Board currently has and appoints the members of the Audit and Risk Committee (the “Audit Committee”), the Compensation Committee and the Nominating and Governance Committee. Each of these Committees has a written charter which may be accessed through Forward’s website at: https://www.forwardindustries.com/investors/governance/.

The following table identifies the independent and non-independent Board and Committee members:

Name	Independent	Audit and Risk	Compensation	Nominating and Governance
Sangita Shah	×	Chair	×	×
Sharon Hrynkow	×	×	Chair	×
Terence Wise
Number of Meetings Held		4	4	4

There were seven Board meetings held in fiscal 2023. All of the directors attended over 75% of the applicable Board and Committee meetings held in fiscal 2023. The Company does not have a policy regarding Board members attending annual meetings.

Director Independence

Our Board has determined that Sangita Shah and Sharon Hrynkow are independent in accordance with standards under the Nasdaq Listing Rules. Our Board determined that as a result of being employed as an executive officer and the transactions described on page 12, Mr. Wise was not independent under the Nasdaq Listing Rules.

Our Board has also determined that Sangita Shah and Sharon Hrynkow are independent under the Nasdaq Listing Rules independence standards for Audit Committee members and Compensation Committee members.

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Committees of the Board of Directors

Audit Committee

The Audit Committee reviews our financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Financial Expert

Our Board has determined that Ms. Shah is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Securities and Exchange Commission (the “SEC”) and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to make recommendations to the Board concerning Board and committee compensation. The Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers. The Compensation Committee is also responsible for determining the compensation of and compensation structure for all of the Company’s executive officers. The Compensation Committee reviews and approves equity-based compensation grants to our officers, directors, employees and consultants in accordance with the Company’s equity incentive plans.

Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include the identification of individuals qualified to become Board members, establishing the procedures for the nomination process and the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, oversight of possible conflicts of interests involving the Board and its members, developing policies and procedures for related party transactions, developing corporate governance principles, and the oversight of the evaluations of the Board and management specifically with respect to Corporate Governance. The Nominating and Governance Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders. If we receive any shareholder recommended nominations, the Nominating and Governance Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our board members, as well as a particular nominee’s contribution to that mix. Although there are many other factors, the Board seeks individuals with experience in the sourcing industry and Asian markets, sales and marketing, legal and accounting skills and board experience. The Board and the Nominating and Governance Committee also seek individuals with diversity of race, ethnicity and gender. Please refer to our Board Diversity Matrix which may be accessed on our website at https://forwardindustries.com/investors/governance.

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Board Leadership Structure

Our Board has determined that its current structure, with combined Chairman and Chief Executive Officer roles and an independent Lead Director (Sangita Shah), is in the best interests of Forward and its shareholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others:

•	The Chief Executive Officer is intimately involved in the day-to-day operations of Forward and is best positioned to elevate the most critical business issues for consideration by the Board.

•	The Board believes that having the Chief Executive Officer serve in both capacities allows him to more effectively execute Forward’s strategic initiatives and business plans and confront its challenges. A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our shareholders. The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board and the independent leadership provided by our Lead Director. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management directors, along with the Boards strong committee system, allow it to maintain effective oversight of management.

Role of Board in Risk Oversight

Our risk management function is overseen by our Board. Our management keeps the Board apprised of material risks and provides directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Terence Wise, as our Chief Executive Officer and Chairman of the Board, and Kathleen Weisberg, our Chief Financial Officer, work closely together with the Board, the Audit Committee and our Lead Director (who is also a member and Chair of the Audit Committee), on how to best address identified risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are: (i) our ability to grow our business and (ii) increasing our customer base.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our Board. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure, and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. A copy of our Code of Ethics may be accessed at https://forwardindustries.com/investors/governance.

Anti-Hedging Policies

Under the Company’s Insider Trading Policy, all officers, directors and employees are prohibited from engaging in hedging, pledging or shoring transactions.

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary, or by facsimile (631) 676-7748. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during the fiscal year ended September 30, 2023, except for one Form 4 (one transaction) which Mr. Robert Wild failed to file.

Related Person Transactions

The Company has a Buying Agency and Supply Agreement (the “Supply Agreement”) with Forward China. Terence Wise, the Company’s Chairman, Chief Executive Officer and largest shareholder, is the owner of Forward China. In addition, Jenny P. Yu, a Managing Director of Forward China, owns more than 5% of the Company’s common stock. The Supply Agreement provides that Forward China will act as the Company’s exclusive buying agent and supplier of products in the Asia Pacific region. The Company purchases products at Forward China’s cost and pays Forward China a monthly fee for services it provides under the Supply Agreement. The monthly service fee is calculated at $100,000 plus 4% of “Adjusted Gross Profit.”, which is defined as the selling price less the cost from Forward China. The Company recorded service fees to Forward China of approximately $1,266,000 and $1,398,000 during fiscal 2023 and 2022, respectively. The supply agreement expired October 22, 2023.

On November 2, 2023, Forward and Forward China entered into a Buying Agency and Supply Agreement (the “New Agreement”). The New Agreement provides that Forward China will act as Forward’s exclusive buying agent and supplier of products in the Asia Pacific region. Forward purchases products at Forward China’s cost and pays Forward China a monthly fee for services it provides under the New Agreement. The monthly service fee is $65,833 plus 4% of “Adjusted Gross Profit”, which is defined as the revenues recognized by Forward from the sale of the product less Forward China’s cost for the product. The New Agreement expires October 31, 2024. The New Agreement is substantially similar to the Supply Agreement (disclosed above) except for the reduced monthly fee payable to FC ($100,000 reduced to $65,833).

Additionally, on November 2, 2023, Forward and Forward China entered into a Deferred Payment Agreement. As of October 30, 2023, Forward owed Forward China $7,365,238 for the purchase of products in its OEM and Retail Divisions and the cancelation of open purchase orders related to Forward’s exit from the Retail Division. To preserve Forward’s liquidity position in the future, Forward China agreed to limit the amount of the Payables that it would seek to collect from Forward to $500,000 in any 12-month period.

In October 2020, the Company began selling smart-enabled furniture, which is sourced by Forward China and sold in the U.S. under the Koble brand name. The Koble brand is owned by Justwise Group Ltd. (“Justwise”), a company owned by Mr. Wise. The Company recognized revenues from the sale of Koble products of $2,058,000 and $1,741,000 in fiscal 2023 and fiscal 2022, respectively. The agreement expired in August 2023. Effective September 1, 2023, on November 3, 2023, Forward and Justwise, entered into an agreement to extend this agreement. Under this agreement, Justwise provides inventory management, marketing support and other consulting services. In consideration of their services, Forward pays Justwise $10,000 per month. This agreement was on a month-to-month basis and was terminated in December 2023.

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The Company has an arrangement with Happ LLC (“Happ”), whose principal owner is the daughter of Ms. Yu, whereby the Company purchases products directly from Forward China and ships the product directly to Happ. In consideration for these services, the Company is paid a 3.0% fee on the total cost of the product. Revenue recognized from Happ was approximately $626,000 and $780,000 in fiscal 2023 and fiscal 2022, respectively.

The sister of Paul Severino, the Chief Operating Officer of IPS, is employed by IPS as its Chief Marketing Officer and received total compensation of approximately $120,000 and $125,000 in fiscal 2023 and fiscal 2022, respectively.

To fund the acquisition of IPS, the Company issued a $1.6 million promissory note to Forward China in consideration for a one-year loan. The note was originally due January 18, 2019 but has been subsequently extended several times and is now due on December 31, 2024.   The note bears an interest rate of 8% and charges monthly interest.   The Company made approximately $104,000 and $122,000 in interest payments associated with the note in fiscal 2023 and fiscal 2022, respectively. In fiscal 2023, the Company made $300,000 of principal payments on this note.

Compensation of Directors Table 2023

In fiscal 2023, our non-employee directors were compensated for as follows:

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)(1)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(j)

Sangita Shah	80,000	–	20,000	–	–	–	100,000

Sharon Hrynkow	60,000	–	20,000	–	–	–	80,000

James Ziglar	60,000	–	20,000	–	–	–	80,000

_______________________

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regard to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the directors.

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Executive Compensation

The following information is related to the compensation earned in fiscal 2023 and 2022 by all Chief Executive Officers (principal executive officers) serving during the last fiscal year and the other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000. We refer to these individuals as our “Named Executive Officers” or “NEOs”.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)	Option Awards ($)(f)	All Other Compensation ($)(i)(3)	Total ($)(j)

Terence Wise	2023	325,000	0	0	0	12,000	337,000
Chief Executive Officer	2022	318,750	0	0	0	12,000	330,750

Robert Wild	2023	271,250	60,118	0	0	20,043	351,411
Executive Officer of IPS	2022	253,500	50,446	0	20,000	18,546	296,901

Paul Severino	2023	278,750	63,397	0	0	28,118	370,264
Executive Officer of IPS	2022	257,000	53,057	0	0	26,890	288,726

Tom KraMer	2023	250,000	0	0	0	19,709	269,709
Executive Officer of Kablooe	2022	250,000	0	0	0	25,558	275,558

Kathleen Weisberg	2023	62,500	0	0	0	1,999	64,499
Chief Financial Officer	2022	0	0	0	0	0	0

_________________________

(1)	Mr. Wise’s salary includes $1,000 per month for a total of $12,000 in lieu of reimbursement for company expenses. Ms. Weisberg was appointed Chief Financial Officer on July 1, 2023, and her salary is $250,000. Because of the date of Ms. Weisberg’s appointment, only three months compensation is disclosed above.
(2)	Represents cash bonuses.
(3)	All other compensation for:

(a) Mr. Wild represents (i) $10,000 in reimbursements for auto and phone allowances; (ii) Company contributions to 401k plans of $9,548; (iii) life insurance benefits provided by the Company of $495.

(b) Mr. Severino represents (i) $18,000 of reimbursements for auto and phone allowances; (ii) Company contributions to 401k plans of $9,623; (iii) life insurance benefits provided by the company of $495.

(c) Mr. KraMer represents (i) the Company’s contribution to a 401(k) plan of $9,749; and (ii) a benefits allowance of $9,960.

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Named Executive Officer Employment Compensation Arrangements/Agreements

Terence Wise. Effective May 16, 2018, the Company and Terence Wise entered into a three-year Employment Agreement. Pursuant to his Employment Agreement, Mr. Wise received an annual base salary of $300,000. This Employment Agreement has expired. Mr. Wise is currently employed under an oral agreement on terms identical to his prior Employment Agreement. In November 2021, Mr. Wise’s base salary was increased to $325,000 per year, effective January 1, 2022. Mr. Wise is also paid $1,000 per month to cover various expenses in the performance of his duties as the Chairman and Chief Executive Officer of the Company. In December 2023, Mr. Wise agreed to a 25% reduction in his annual base salary for fiscal 2024.

Robert Wild. In connection with the acquisition of IPS, effective January 18, 2018, the Company entered into an at-will employment agreement with Robert Wild. Pursuant to his Employment Agreement, Mr. Wild was paid an annual base salary of $235,000. Mr. Wild’s base salary has been increased to $260,000 per year. Mr. Wild receives an additional $10,000 per year for auto and cell phone allowance.

Paul Severino. In connection with the acquisition of IPS, effective January 18, 2018, the Company entered into a three-year employment agreement with Paul Severino. Under the employment Agreement, Mr. Severino received an annual base salary of $256,000 and $1,500 per month for auto and cell phone allowance. In May 2021, the Company entered into a one-year employment agreement (which extends on each one-year anniversary thereafter unless requisite notice is provided by either party), with Mr. Severino whereby he will be paid an annual base salary of $251,000 and will be eligible to receive cash bonuses and equity compensation based on performance milestones established by the Company’s Compensation Committee. No such performance metrics have been set by the Compensation Committee. In 2022, Mr. Severino’s annual base salary was increased to $275,000, which was effective July 1, 2022.

Tom KraMer. In connection with the acquisition of Kablooe, effective August 17, 2020, the Company entered into a five-year employment agreement with Tom KraMer. Under the employment agreement, Mr. KraMer receives an annual base salary of $250,000 per year and is eligible to receive cash or equity bonuses based on fiscal year performance targets established by the Compensation Committee of the Company’s Board of Directors in its discretion. Under certain circumstances, Mr. KraMer would be entitled to receive six months base salary and other benefits if his employment agreement is terminated.

Key Employee (Non-NEO under SEC Rules and Regulations)

Kathleen Weisberg. Effective July 1, 2023, the Company and Kathleen Weisberg, the Company’s Chief Financial Officer, entered into a three-year Employment Agreement. Pursuant to her Employment Agreement, Ms. Weisberg is paid an annual base salary of $250,000 and is eligible to earn a bonus based on certain fiscal targets and performance metrics set by the Compensation Committee of the Board in consultation with the Chief Executive Officer. No such targets or performance metrics have been set by the Compensation Committee. Ms. Weisberg has termination provisions substantially similar to the Named Executive Officers as described below.

Bonus

Each of the Named Executive Officers is entitled to receive discretionary bonuses at the discretion of the Compensation Committee.

Termination Provisions

Messrs. Wise and Severino would be entitled to receive six months base salary and other benefits if their respective employment agreement is terminated by the Company without cause or by the executive for good reason. Mr. Wild is entitled to any accrued but unpaid base salary and other benefits if his employment agreement is terminated without cause.

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“Cause” under Messers. Wise and Severino’s employment agreements generally means: (1) willful misconduct in connection with the performance of any of his duties; (2) willful failure, neglect or refusal to perform his duties or services under the employment agreement, which failure, neglect or refusal shall continue for a period of time after written notice has been given to the executive by or on behalf of the Board; and (3) the commission of, conviction of, or nolo contendere or guilty plea in connection with, a felony or a crime of moral turpitude. “Cause” under Mr. Wild’s employment agreement generally means: (1) dishonesty, illegal conduct, or gross misconduct; (2) any commission of embezzlement, misappropriation, or fraud; (3) the conviction of, plea of guilty, or nolo contendere to a felony or crime of moral turpitude; (4) willful and material failure to perform duties; (5) willful unauthorized disclosure of the Company’s confidential information; (6) the material breach of the employment agreement; and (7) the material failure to comply with the Company’s written policies or rules.

“Good reason” under Mr. Severino’s employment agreement generally means: (1) the assignment to the executive without his consent of duties materially inconsistent with such executive’s position; (2) any failure by the Company to perform any material obligation under, or its breach of a material provision of, the employment agreement; or (3) the failure of a successor company to expressly assume the respective executive’s employment agreement. “Good Reason” under Mr. Wise’s employment agreement generally means (1) the assignment to the executive without his consent of duties materially inconsistent with such executive’s position; (2) a decrease in annual salary rate, other than an across the board decrease in salary applicable to all senior executive of the Company of not more than 10%; (3) any failure by the Company to perform any material obligation under, or its breach of a material provision of, the employment agreement; (4) the failure of a successor company to expressly assume the respective executive’s employment agreement.

Retirement Plans

The Company has a 401(k) plan and provides an employer matching contribution, for all of its employees, including Named Executive Officers. The Company does not offer any nonqualified pension plans, supplemental executive retirement plans, or other plans that provide for the payment of retirement benefits.

Outstanding Awards at Fiscal Year End

Listed below is information with respect to unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of September 30, 2023:

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Outstanding Equity Awards At Fiscal Year-End 2023

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	($)(e)	(f)	(g)	($)(h)	(i)	(j)

Terence Wise	180,395	–	–	1.40	9/14/25	–	–	–	–

Robert Wild	4,682	–	–	1.56	1/1/27	–	–	–	–
	4,572	–	–	1.56	1/1/27	–	–	–	–
	–	4,363	–	1.56	1/1/27	–	–	–	–
	4,535	–	–	1.47	7/1/27	–	–	–	–
	4,817	–	–	1.47	7/1/27	–	–	–	–
	–	4,433	–	1.47	7/1/27

Paul Severino	–	–	–	–	–	–	–	–	–

Tom KraMer	–	–	–	–	–	–	–	–	–

Kathleen Weisberg	–	–	–	–	–	–	–	–	–

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

•	Our base pay programs consisting of competitive salary rates provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

•	Awards are not tied to formulas that could focus executives on specific short-term outcomes;

•	Equity awards, when issued, may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of wrongdoing by the recipient; and

•	Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

Additionally, our Board has adopted a clawback policy in accordance with the rules of the Nasdaq Stock Exchange, to recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).

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Equity Compensation Plan Information

The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of September 30, 2023.

Name of Plan	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights $ (b)	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2021 Equity Incentive Plan	401,676	1.49	889,320
2011 Long Term Incentive Plan	521,055	1.38	–
Equity compensation plans not approved by security holders	–	–	–
Total	1,084,658		889,320

No more securities are being issued under the 2011 Long Term Incentive Plan.

Pay-versus-Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.

Year (a)	Summary Compensation Table Total for PEO (b)(1)($)	Compensation Actually Paid to PEO (c)(2)($)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (d)(3)($)	Average Compensation Actually Paid to non-PEO Named Executive Officers (e)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (f)(4)($)	Net Income (g)(5)($)
2023	337,000	337,000	304,945	302,996	32	(3,716,651)
2022	330,750	330,750	286,498	285,882	56	(1,378,251)

______________

(1)	Represents the amounts reported for Mr. Wise (the “PEO”) in the “Total” column of the “Summary Compensation Table” in each applicable year.

(2)	SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled as a result of a failure to meet vesting conditions. The valuation assumptions used to calculate fair values for purposes of the compensation actually paid calculation did not materially differ from those disclosed at the time of grant (as applicable). The following table details the applicable adjustments to the amount in the “Total” column of the “Summary Compensation Table” in each applicable year that were made to determine “compensation actually paid” (all amounts are averages for the NEOs other than the PEO):

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Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our Named Executive Officers. However, the amount of Compensation Actually Paid to our Named Executive Officers aligns with the Company’s Total Shareholder Return (TSR) due to the fact that a portion of the compensation paid to our Named Executive Officers is comprised of equity awards. In both 2023 and 2022, the amount of Compensation Actually Paid to our Named Executive Officers was less than the Summary Compensation Table total for the Named Executive Officers due to the decline in fair value of equity awards due in part to the declining stock price and TSR.

Relationship Between Compensation Actually Paid and our Net Income (Loss)

GAAP net income (loss) is a measure of our overall profitability that we believe is a factor that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP income (loss) because management and our Board does not believe that our GAAP income (loss) is the only meaningful measure in allowing investors to evaluate management’s performance, primarily due to: (i) losses incurred by our now discontinued retail segment which the Board believes was as a result of supply chain issues and the pandemic which were outside of the control of our NEOs and (ii) the need to retain key executives with the skills to provide the leadership the Company needs to succeed.

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Year	Name	Summary Compensation Table Total ($)	Deduct “Stock Awards” and “Option Awards” reported in Summary Compensation Table ($)	Add Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year ($)	Add Value of any Dividends or Other Earnings Paid in the Year ($)	Compensation Actually Paid ($)
2023	PEO	337,000	0	0	0	0	0	0	337,000
	Other NEOs	304,945	0	0	(1,210)	0	(739)	0	302,996
2022	PEO	330,750	0	0	0	0	0	0	330,750
	Other NEOs	286,498	5,000	2,717	0	1,667	0	0	285,882

________________

(3)	Represents the average of the amounts reported for the named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the NEOs included for these purposes for 2023 and 2022 are Anthony Camarda, Robert Wild, Paul Severino and Tom Kramer.
(4)	Represents the cumulative total shareholder return of a fixed investment of $100 made at the closing price of the Company’s common stock at September 30, 2021 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.
(5)	Represents the amount of net loss reflected in the Company’s audited financial statements for the applicable fiscal year reflected in the table.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

Our Board has appointed CohnReznick LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2024. CohnReznick LLP has been Forward’s independent registered public accounting firm since 2011. Selection of Forward’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of Forward for ratification. However, Forward is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Forward and its shareholders. If the appointment is not ratified, the Board will consider its options.

A representative of CohnReznick LLP is expected to be present at the Annual Meeting.

The Board recommends a vote “For” this Proposal No. 2

The Audit Committee, which currently consists of Sangita Shah, Sharon Hrynkow and James Ziglar, reviews Forward’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and CohnReznick LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and the Audit Committee has reviewed and discussed the financial statements with management and CohnReznick LLP. The Audit Committee reviewed with CohnReznick LLP its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board, which we refer to as the "PCAOB."

Audit Committee Report

The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	met privately with the independent registered public accounting firm and discussed matters required by the PCAOB;

•	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us; and

•	in reliance on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC.

This report is submitted by the Audit Committee:

Sangita Shah

Sharon Hrynkow

James Ziglar

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Forward files with the SEC.

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It is not the duty of the Audit Committee to determine that Forward’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Forward’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with US GAAP; and (2) the report of Forward’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services.

Fees incurred by Forward for the Services Provided by CohnReznick LLP

The following table sets forth the aggregate fees paid for or accrued by Forward for audit and other services provided by CohnReznick LLP for the fiscal years ended 2023 and 2022:

	2023 ($)	2022 ($)
Audit Fees (1)	236,404	211,140
Audit Related Fees	–	–
Tax Fees	21,203	–
All Other Fees	–	–
Total	257,607	211,140

———————

(1)	Audit fees – these fees relate to the annual audits and quarterly reviews of our financial statements as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

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PROPOSAL 3. REVERSE SPLIT

Our Board has adopted and submitted for stockholder approval an amendment to our Restated Certificate of Incorporation (our “Certificate”) to effect a Reverse Split of all outstanding shares of our common stock, if the Board deems that it is in our and our stockholders’ best interests, at a ratio to be determined by the Board in the range of one-for-two through one-for-three. Our Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and our stockholders, whether or not to effect a Reverse Split, and if so, at which ratio within the approved range. Our Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate Reverse Split at a specified ratio, would provide the Board with maximum flexibility to react to current market conditions and other factors it deems appropriate and to therefore achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of the Company and our stockholders. The Board will only effectuate a Reverse Split if required to meet Nasdaq listing requirements.

The Reverse Split has been proposed for approval at the Annual Meeting in order to attempt to remediate the Company’s current noncompliance with Nasdaq’s minimum bid price requirement under Nasdaq Rule 5550(a)(2). On July 31, 2023, Nasdaq notified the Company that the Company was not compliant with this requirement by failing to be above $1.00 per share for 30 consecutive trading days, and that the Company has until January 29, 2024 to regain compliance by having a closing bid price of at least $1.00 per share for 10 consecutive trading days, subject to a potential 180 calendar day extension of the grace period. The purpose of the Reverse Split is to regain compliance with Nasdaq’s Rule and avoid delisting of our common stock.

In the event the Company does not evidence compliance with the minimum bid price requirement for the requisite, minimum 10-consecutive trading day period by January 29, 2024, Nasdaq will issue a delist determination on or about January 30, 2024. The Company may thereafter request a hearing before the Nasdaq Hearings Panel (the “Panel”), which timely request will stay any further delisting action by Nasdaq at least until the hearing is held, the Panel issues a formal determination following the hearing, and any extension that the Panel may grant to the Company as a result of the hearing expires.

To effect the Reverse Split, our Board would authorize our management to file a Certificate of Amendment to our Certificate with the Secretary of State of New York. If our Board elects to implement the approved Reverse Split within the range, the number of issued and outstanding shares of our common stock (as well as common stock underlying derivative securities such as options and warrants) would be reduced in accordance with the ratio for the selected Reverse Split. The par value of our common stock would remain unchanged, however the number of authorized and unissued shares of our common stock would increase as a result of the Reverse Split. If approved by our stockholders, our Board may nonetheless elect not to implement the Reverse Split at its sole discretion. This could occur if our common stock regains compliance with the Nasdaq Rule prior to the termination of the applicable grace period. The proposed form of amendment to our Certificate to implement the Reverse Split is attached to this Proxy Statement as Annex A.

Purpose of the Reverse Split

On July 31, 2023, the Company received a letter from Nasdaq notifying the Company of its noncompliance with Nasdaq Rule 5550(a)(2) (by failing to maintain a minimum bid price for its common stock of at least $1.00 per share for 30 consecutive trading days.

According to the letter, the Company has a 180-calendar day initial grace period to regain compliance with the Rule, subject to a potential 180 calendar day extension, as described below. To regain compliance, the Company’s common stock must have a minimum closing bid price of at least $1.00 per share for at least 10 consecutive trading days within the grace period. In the event the Company does not regain compliance by January 29. 2024, the end of the grace period, the Company may be eligible for an additional 180 calendar day grace period to regain compliance. To qualify for the additional grace period, the Company will be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second grace period, by effecting the Reverse Split if necessary. However, if it appears to Nasdaq at the end of the grace period that the Company will be unable to cure the deficiency, or if the Company is not otherwise eligible for the additional cure period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. As of the Record Date, the Company was not eligible to obtain the 180-day extension.

While the letter had no immediate impact on the listing of the Company’s common stock, which has continued to be listed and traded on The Nasdaq Capital Market, the Company is seeking stockholder approval of the Reverse Split to enable the Board to take action to attempt to enable the Company to regain compliance with the Nasdaq Rule and continue to be listed on The Nasdaq Capital Market. By including Board discretion to effect the Reverse Split within the range, the Company will be positioned to react to market conditions and actions taken by Nasdaq to increase the Company’s chances of achieving this goal.

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The Board has determined that maintaining listing on Nasdaq is an important goal, as the Board believes that the listing of our common stock on a principal national securities exchange enhances the liquidity of the outstanding shares as well as the Company’s ability to raise capital, each of which is considered to be a benefit to the Company and its stockholders. Additionally, the Board believes that continued listing on Nasdaq enhances visibility and credibility to the investment community with respect to our common stock. If, on the other hand, our common stock were delisted from Nasdaq and we were unable to list our securities on an alternative national securities exchange, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or a lower-tiered quotation system operated by The OTC Markets Group. In such an event, investors may find it more difficult to sell shares of our common stock. The result could be a depressive effect on our stock price. In addition, if our common stock were delisted, it would become subject to SEC rules regarding “penny stocks,” which impose additional disclosure requirements on broker-dealers and further hindrances and expenses for investors seeking to sell the securities. For these reasons and others, delisting would likely adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business and an investment in us, as well as on our ability to raise capital as and when required.

While the Company hopes that approval of this Proposal 3 will enable it to regain compliance prior to the termination of the grace period, the Company intends to monitor the bid price of its common stock and assess its options for maintaining the listing of its common stock on The Nasdaq Capital Market.

For more information on the risks inherent in the Reverse Split, including with respect to the Nasdaq deficiency notice and potential for delisting, see below under the heading “Certain Risks Associated with the Reverse Split.” For additional information about the risks we and our investors face with respect to our common stock, business and other matters, see “Item 1A. - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, a copy of which has been mailed with this Proxy Statement to our stockholders of record as of the record date.

Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a proportionate increase in the price of our common stock, we may be unable to regain compliance with the Nasdaq listing requirements or meet those of another national securities exchange.

We expect that if approved the Reverse Split will increase the market price of our common stock so that we will be able to regain compliance with Nasdaq’s minimum bid price requirement. However, the effect of the Reverse Split on the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our common stock following the Reverse Split will not increase sufficiently for us to regain compliance with the minimum bid price requirement. For example, if our stock price were to fall below $0.34 per share, the high end of the range of the Reverse Split, which is one-for-three, would potentially be insufficient to enable us to comply with the minimum bid price requirement post-Reverse Split. Further, the Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Nasdaq Rule requiring that we have at least 300 round lot holders. If we are unable meet the minimum bid price requirement or other requirements under Nasdaq Rules, we may not be unable continue to have or common stock listed on Nasdaq, and may be unable to list our common stock on an alternative national securities exchange. This could have a material adverse effect on our liquidity and an investment in us, and impose additional hardships on investors seeking to sell our common stock.

Even if the Reverse Split results in the requisite increase in the market price of our common stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Split results in the requisite increase in the market price of our common stock to be in compliance with the minimum bid price requirements of Nasdaq, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market capitalization of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Split, the percentage decline may be greater than would occur in the absence of the Reverse Split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

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The Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be adversely affected by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of the Reverse Split. In addition, the Reverse Split may decrease the number of stockholders who own round lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of our common stock resulting from the Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our common stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our common stock, there can be no assurance that the Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our common stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our common stock may not necessarily improve following the Reverse Split.

Principal Effects of the Reverse Split

The Reverse Split, if implemented, will have the following principal effects:

•

the number of shares of our common stock held by individual stockholders will decrease based on the ratio, and the number of stockholders who own “round lots” of at least 100 shares of will decrease; and

•

the number of shares of common stock issuable upon exercise of outstanding stock options and warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding options and warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the ratio at which the Reverse Split is effected.

Shares of common stock after the Reverse Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our common stock. Following the Reverse Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).

Because the authorized common stock will not be reduced at the same ratio as the Reverse Split ratio, the Reverse Split will have an overall effect of increasing the authorized but unissued shares of common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Fractional Shares

No fractional shares will be issued as the result of the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

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No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing with the Secretary of State of New York a Certificate of Amendment to the Certificate of Incorporation as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Additionally, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to the filing of the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interest of the Company and the stockholders to effect the Reverse Split. Beginning at the Effective Time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names with Equity Stock Transfer, the Company’s transfer agent (the “Transfer Agent”). Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. Stockholders who hold our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These stockholders do not have stock certificates evidencing their common stock ownership. Such stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

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Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker) in connection with the Reverse Split. As soon as practicable after the filing of the Certificate of Amendment, registered holders of certificated pre-Reverse Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to certain types of stockholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A stockholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in the Reverse Split. A stockholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the stockholder receives in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. A stockholder’s holding period for the post-Reverse Split shares of our common stock the stockholder receives in the Reverse Split will include the stockholder’s holding period for the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. Stockholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.

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Anti-Takeover Effects of the Reverse Split

The effective increase in our authorized and unissued shares of common stock resulting from the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the stockholders. The Board might use the additional shares to resist or frustrate, by issuing additional shares of common stock, a third-party takeover effort favored by a majority of the independent stockholders that would provide an above-market premium. The Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Board recommends a vote “FOR” this Proposal 3.

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PROPOSAL 4. ADJOURNMENT

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote is required to approve this Proposal 4. Abstentions will have the same effect as the vote “AGAINST” this Proposal 4.

The Board recommends a vote “FOR” this Proposal 4.

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OWNERSHIP OF OUR STOCK

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Directors and Named Executive Officers:
Common Stock	Terence Wise (2)	1,813,936	17.7%
Common Stock	Kathleen Weisberg (3)	0	0%
Common Stock	Paul Severino (4)	57,918	*
Common Stock	Robert Wild (5)	27,971	*
Common Stock	Tom KraMer (6)	168,025	1.7%
Common Stock	Sharon Hrynkow (7)	107,938	1.1%
Common Stock	Sangita Shah (8)	484,012	4.6%
Common Stock	James Ziglar (9)	229,897	2.2%
Common Stock	All directors, nominees and executive officers as a group (8 persons)	2,889,697	26.4%

5% Shareholders:
Common Stock	Terence Wise (2)	1,813,936	17.7%
Common Stock	Jenny Yu (10)	1,113,564	11.1%
Common Stock	Renaissance Technologies LLC	743,639	7.4%

———————

* Less than one percent.

(1)	Applicable percentages are based on 10,061,185 shares outstanding as of the record date, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock, underlying options and warrants, and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of the record date are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Forward believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The table includes only vested options and warrants or options and warrants that have or will vest and become exercisable within 60 days of the record date.

(2)	Wise. Mr. Wise is a director and executive officer. Includes 180,395 vested stock options.

(3)	Weisberg. Ms. Weisberg is an executive officer.

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(4)	Severino. Mr. Severino is an executive officer of one of the Company’s wholly-owned subsidiaries.

(5)	Wild. Mr. Wild is an executive officer of one of the Company’s wholly-owned subsidiaries. Includes 22,969 vested stock options.

(6)	Kramer. Mr. Kramer is an executive officer of one of the Company’s wholly-owned subsidiaries.

(7)	Hrynkow. Dr. Hrynkow is a director. Includes 93,083 vested stock options.

(8)	Shah. Ms. Shah is a director. Includes 372,889 vested stock options and 111,123 shares of common stock owned by an entity of which she shares control with her husband.

(9)	Ziglar. Mr. Ziglar is a director. Includes 209,897 vested stock options.

(10)	Yu. Address is 9255 Doheny Rd., Apartment 2905, West Hollywood, California, 90069.

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OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

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FORWARD INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – FEBRUARY 6, 2024 AT 10:00 AM

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) 690-6903
INTERNET:	https://www.proxyvote.com
Before the Meeting – Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Control ID:

Proxy ID:

Password:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ¨ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 202___

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

The shareholder(s) hereby appoints Terence Wise and Kathleen Weisberg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of FORWARD INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 a.m., New York time on February 6, 2024, at 1301 Avenue of the Americas, Seventh Floor, in New York, New York, and any adjournment or postponement thereof.

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This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all of the nominees in Proposal 1 and “FOR” Proposal 2 and Proposal 3 and Proposal 4. If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Proposal:

1. To elect members to Forward’s Board of Directors.

Terence Wise	FOR ☐	WITHHOLD ☐	Sangita Shah	FOR ☐	WITHHOLD ☐

Sharon Hrynkow	FOR ☐	WITHHOLD ☐

2.. To approve an amendment to our Certificate of Incorporation, at the discretion of the board of directors, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-three (1:3), with the exact ratio to be determined by the board				FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To ratify and approve the appointment of Forward’s independent registered public accounting firm for fiscal 2024				FOR ☐ AGAINST ☐ ABSTAIN ☐

4. The approval of one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual

Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FIX

Control ID:

Proxy ID:

Password:

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Annex A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

FORWARD INDUSTRIES, INC.

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is: Forward Industries, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is: ___________________.

THIRD: The amendment effected by this certificate of amendment is as follows:

Paragraph THIRD of the Certificate of Incorporation relating to the number of shares of stock of the Company is amended to read in its entirety as follows:

The aggregate number of shares which the Corporation shall have authority to issue is forty four million (44,000,000), $.01 par value per share, of which four million (4,000,000) shall be designated as “preferred stock” and forty million (40,000,000) shall be designated “common stock”.

Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the preferred stock as preferred stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, relative rights, preferences, and limitations of such series, to the full extent now or hereafter permitted by the laws of the State of New York.

As of the close of business on [DATE] (4:01 p.m. Eastern Daylight Time) (the “Reverse Split Date”), each [number] shares of common stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into [number] share of new common stock, par value $.01 per share (referred to in this paragraph as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the ‘‘Old Certificates’’) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the ‘‘New Certificate’’, whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. Any fraction of a share of Common Stock that would otherwise have resulted from the foregoing combination shall be rounded up to the nearest whole share of Common Stock.

If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.01 par value of each such share.

FOURTH: The certificate of amendment was authorized by:

The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

X
(Name of Signer)

(Title of Signer)

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